Exhibit 10.5

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE is made this 24th day of July, 2013, by and between EXETER 2150 CABOT, L.P., a Pennsylvania limited partnership (“Landlord”), and AQUAMED TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

RECITALS

A.           2150 Cabot LLC (Landlord’s predecessor in interest) and Hydrogel Design Systems, Inc. (Tenant’s predecessor in interest) entered into that certain Assignment and Amended and Restated Lease, dated January 25, 2002 (the “Original Lease”), as amended by the Amendment No. 1 to Schedule “A” of Assignment and Amended and Restated Lease dated September 30, 2002, an Amendment to Lease dated February 23, 2007 (the “2007 Amendment”) and a Third Amendment to Lease dated February 27, 2013 (collectively the “Existing Lease”), covering approximately 16,500 rentable square feet (the “Premises”) in the building located at 2150 Cabot Boulevard, West Langhorne, Pennsylvania (the “Building”). The term of the Existing Lease currently expires January 31, 2016.

B.           Landlord and Tenant desire to, among other things, amend the Existing Lease, under the terms and conditions set forth below, to extend the term of the Existing Lease until January 31, 2026. All capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Existing Lease. The Existing Lease as amended by this Amendment shall be defined herein as the “Lease”.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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1.             Extension of Term. The term of the Lease is hereby extended for an additional period of ten (10) years commencing on February 1, 2016 and continuing through and including January 31, 2026.

2.             Base Rent. Commencing on February 1, 2016 and continuing on the first day of each calendar month through and including January 31, 2026, Tenant shall pay to Landlord Base Rent in accordance with the following schedule:

Period	Rate Per Rentable Square Foot	Annual Base Rent	Monthly Base Rent
February 1, 2016 - January 31, 2026	$12.57	$207,405.00	$17,283.75

All Base Rent shall be paid to Landlord without notice or demand and without setoff, in advance of the first day of each calendar month during the term of the Lease as extended hereby. Unless otherwise specified in a notice delivered by Landlord to Tenant, all sums shall be paid to Landlord at the following address: 140 W. Germantown Pike, Suite 150, Plymouth Meeting, PA 19462.

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3.             Improvements. Landlord shall, at its sole cost and expense, make certain improvements to the Premises, as described on the construction documents attached hereto as Exhibit “A” (the “Improvements”). Landlord shall require its contractors performing the Improvements to (i) name Tenant as an additional insured on the contractor’s liability policies; (ii) carry worker’s compensation insurance with limits no less than that required by law; and (iii) obtain all governmental permits and approvals required for performing the Improvements. Following final completion of the Improvements, if the municipality provides a certificate of occupancy for the Premises, Landlord shall provide a copy of said certificate to Tenant. The Improvement shall be performed in two phases. The area comprising the first phase of the Improvements is shown on Exhibit “B” attached hereto and area comprising the second phase of the Improvements is also shown on Exhibit “B” attached hereto. Tenant shall cooperate with Landlord’s contractors performing the Improvements in making the various phased areas of the Premises readily accessible to the contractors performing the Improvements and the Landlord’s contractors shall use commercially reasonable efforts to minimize disruptions to Tenant’s business operations in the Premises during the construction of the Improvements including keeping the restrooms servicing the Premises open during normal business hours between 9:00 a.m. and 5:00 p.m. on weekdays, excluding holidays.

Landlord or its contractor shall promptly apply for a permit to perform the Improvements and shall substantially complete (meaning such state of completion, exclusive of improvements to be performed by Tenant or Tenant’s contractors, as will allow Tenant to utilize the Premises for its intended purpose, without material interference by reason of final completion) the Improvements with twelve (12) weeks following receipt of said permit (the “Estimated Completion Date”). If substantial completion of the Improvements are delayed beyond the Estimated Completion Date for reasons other than force majeure or delays attributable to Tenant, then as Tenant’s exclusive remedy for such delay, Tenant shall be entitled to one (1) day of abated Base Rent for each two (2) days of delay beyond the Estimated Completion Date. Except for the foregoing, Landlord shall not be liable for any loss or damages to Tenant caused by such delay. Such abatement (if any) shall be applied to the monthly installments of Base Rent as they become due and payable following February 1, 2016 and the term shall be extended by the number of days that Tenant received abated Base Rent.

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4.             Confession of Judgment. Tenant agrees that the warrants of attorney to confess judgment against Tenant contained in the Original Lease shall apply with full force and effect to the Lease, as hereby amended, and TENANT HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TENANT HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA, AND AGREES TO THE FOLLOWING:

(a)          UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ATTORNEYS OR THE PROTHONOTARY OR CLERK OF ANY COURT OF JURISDICTION IN THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE, AS ATTORNEY FOR TENANT, TO APPEAR FOR TENANT IN ANY SUCH COURT IN ANY APPROPRIATE PROCEEDING BROUGHT OR TO BE BROUGHT AGAINST TENANT BY LANDLORD ON THE LEASE AND THEREIN TO CONFESS JUDGMENT AGAINST TENANT FOR ALL RENT AND SUMS DUE BY TENANT FOR THE UNEXPIRED TERM OF THE LEASE HEREIN TOGETHER WITH COURT COSTS AND REASONABLE ATTORNEY’S FEES (WHICH FOR PURPOSES OF THIS SUB-SECTION SHALL BE DEEMED REASONABLE IF SUCH FEES ARE LIMITED TO THE GREATER OF THE SUM OF $5,000 OR 7% OF THE AMOUNT THEN DUE AND OWING), AND FOR SO DOING THE LEASE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT.

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(b)          AT ANY TIME AFTER AN EVENT OF DEFAULT HAS OCCURRED, TENANT IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ATTORNEYS OR THE PROTHONOTARY OR CLERK OF ANY COURT OF JURISDICTION IN THE COMMONWEALTH OF PENNSYLVANIA, AS ATTORNEY FOR TENANT AND TENANT’S SUCCESSORS AND ASSIGNS OR ANY OTHER PERSONS CLAIMING ANY INTEREST UNDER OR THROUGH TENANT, AS WELL AS FOR ALL PERSONS CLAIMING UNDER, BY OR THROUGH TENANT, TO APPEAR FOR TENANT IN AN ACTION OR ACTIONS IN EJECTMENT OR OTHER APPROPRIATE ACTION FOR POSSESSION OF THE PREMISES FILED BY LANDLORD OR ANY OWNER OR INTEREST HOLDER OF THE PREMISES (WITHOUT THE NECESSITY OF FILING AND BOND AND WITHOUT ANY STAY OF EXECUTION OR APPEAL) AND IN SUCH ACTION OR ACTIONS TO ADMIT LANDLORD’S SUPERIOR TITLE AND/OR CONFESS JUDGMENT FOR THE RECOVERY BY THE LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS INSTRUMENT (OR A COPY HEREOF VERIFIED BY AFFIDAVIT OF THE LANDLORD OR ANYONE AUTHORIZED TO MAKE SUCH AFFIDAVIT OF THE LANDLORD OR ANYONE AUTHORIZED TO MAKE SUCH AFFIDAVIT ON BEHALF OF LANDLORD) SHALL BE A SUFFICIENT WARRANTY, WHEREUPON A WRIT OF POSSESSION OR OTHER APPROPRIATE PROCESS TO OBTAIN POSSESSION OF THE PREMISES MAY BE ISSUED FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER, THE TENANT HEREBY RELEASING AND AGREEING TO RELEASE THE LANDLORD AND SAID ATTORNEYS FROM ALL ERRORS AND DEFECTS WHATSOEVER OF A PROCEDURAL NATURE IN ENTERING ANY SUCH ACTION OR JUDGMENT OR IN CAUSING ANY SUCH WRIT OR PROCESS BE ISSUED OR IN ANY PROCEEDING THEREON OR CONCERNING THE SAME, PROVIDED THAT THE LANDLORD SHALL HAVE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY A PERSON ON THE LANDLORD’S BEHALF SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF SUCH JUDGMENT ACCORDING TO THE TERMS OF THIS INSTRUMENT, OF WHICH FACTS SUCH AFFIDAVIT SHALL BE PRIMA FACIE EVIDENCE.

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(c)          IT IS HEREBY EXPRESSLY AGREED THAT IF FOR ANY REASON AFTER ANY SUCH ACTION UNDER (a) OR (b) DIRECTLY ABOVE HAS BEEN COMMENCED, THE SAME SHALL BE DISCONTINUED, MARKED SATISFIED OF RECORD OR TERMINATED, OR POSSESSION OF THE PREMISES SHALL REMAIN IN OR BE RESTORED TO EITHER TENANT OR ANYONE CLAIMING UNDER, BY OR THROUGH TENANT, THE LANDLORD MAY, WHENEVER AND AS OFTEN AS THE LANDLORD SHALL HAVE THE RIGHT TO TAKE POSSESSION AGAIN OF THE PREMISES, BRING ONE OR MORE FURTHER SUCH ACTIONS IN THE MANNER HEREIN ABOVE SET FORTH TO OBTAIN A MONEY JUDGMENT AND/OR RECOVER POSSESSION OF THE PREMISES AND TO CONFESS JUDGMENT THEREIN AS HEREIN ABOVE PROVIDED, AND THE AUTHORITY AND POWER GIVEN ABOVE TO ANY SUCH ATTORNEY SHALL EXTEND TO ALL SUCH FURTHER ACTIONS. THE LANDLORD SHALL HAVE THE RIGHT TO BRING SUCH AN ACTION OR ACTIONS AND TO CONFESS JUDGMENT THEREIN AS HEREIN ABOVE PROVIDED BEFORE OR AFTER COMMENCING AN ACTION FOR A MONEY JUDGMENT AND/OR POSSESSION AND BEFORE OR AFTER JUDGMENT THEREON OR THEREIN HAS BEEN RECOVERED OR A JUDICIAL SALE OF ALL OR ANY PART OF TENANT’S PROPERTY HAS TAKEN PLACE.

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(d)          TENANT HEREBY RELEASES LANDLORD AND ANY ATTORNEY OR ATTORNEYS FROM ALL ERRORS, DEFECTS AND IMPERFECTIONS WHATSOEVER IN ENTERING JUDGMENT BY CONFESSION HEREON OR IN ISSUING ANY PROCESS OR INSTITUTING ANY PROCEEDING RELATING THERETO AND HEREBY WAIVES ALL WAIVABLE BENEFITS THAT MIGHT ACCRUE TO TENANT BY VIRTUE OF ANY PRESENT OR FUTURE LAWS INCLUDING WITHOUT LIMITATION THE PROVISIONS OF THE PENNSYLVANIA LANDLORD AND TENANT ACT AND LAWS EXEMPTING THE PREMISES OR TENANT OR PROVIDING FOR ANY STAY OF EXECUTION, EXEMPTION FROM CIVIL PROCESS OR EXTENSION OF TIME.

5.             Brokers. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Exeter Property Group Advisors, L.P. (“Agent”) and agrees to indemnify and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Agent, employed by Tenant or claiming to have been engaged by Tenant in connection with this Amendment. The parties acknowledge that Agent has acted only as Agent with respect to the procurement and negotiation of this Amendment, and agree that Agent shall not be responsible or liable for any term, provision or condition of this Amendment. Agent is entitled to a leasing commission in connection with the making of this Amendment, which shall be paid by Landlord pursuant to a separate agreement between Landlord and Agent.

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6.          Notices. The provisions of Section 29 of the Original Lease are hereby deleted and replaced with the following:

“Any notice, consent or other communication under the Lease shall be in writing and shall be deemed duly given as of (a) the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (b) the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Landlord, to the following address (or to such other address as Landlord may designate by notice to Tenant):

140 W. Germantown Pike, Suite 150

Plymouth Meeting, PA 19462

Attention: Chief Financial Officer

with a copy to any mortgagee or other party designated by Landlord.

If to Tenant, to the following address:

At the Premises.

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The giving of notice by Landlord’s attorneys, representatives and agents shall be deemed to be the acts of Landlord.”

7.          Lapsed Provisions. The renewal options set forth in Section 1 of the 2007 Amendment are hereby terminated and of no further force and effect.

8.          Binding Agreement. Except as expressly modified in this Amendment, the terms and conditions of the Existing Lease shall remain in full force and effect, without change. In the event that the terms of the Existing Lease shall conflict with the terms of this Amendment, the terms of this Amendment shall prevail. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original without the production of any other counterpart. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

[signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease as of the date set forth above.

Landlord:	Tenant:

EXETER 2150 CABOT, L.P.,	AQUAMED TECHNOLOGIES, INC., a
a Pennsylvania limited partnership	Delaware corporation

By:	Exeter 2150 Cabot, LLC,	By:	/s/ STEVEN BERGER
	a Pennsylvania limited liability company,	Name:	STEVEN BERGER
	its sole general partner	Title:	CFO

By:	Exeter Industrial REIT I,
a Maryland Statutory Trust,
its sole member

By:	/s/ Timothy J. Weber
	Name:	Timothy J. Weber
	Title:	Secretary/Treasurer

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EXHIBIT “A”

CONSTRUCTION DRAWINGS